  FOR IMMEDIATE RELEASE    Federal Signal to Expand its Specialty Vehicle Platform by Executing Agreement to Acquire Ground Force Worldwide OAK BROOK, Illinois, September 8, 2021 — Federal Signal Corporation (NYSE: FSS) (the “Company”), a leader in environmental and safety solutions, today announced the signing of a definitive agreement to acquire substantially all the assets and operations of Ground Force Worldwide (“GFW”) for cash consideration of $45 million. Headquartered in Post Falls, Idaho, GFW is a leading manufacturer of specialty material handling vehicles that support the extraction of metals, with its current product portfolio including fuel and lube trucks, water trucks, dump bodies and rock spreaders. GFW also supports the recurring aftermarket needs of its customers through parts and service offerings. The acquisition further bolsters the Company’s position as an industry leading diversified industrial manufacturer of specialized vehicles for maintenance and infrastructure markets with leading brands of premium, value-adding products, and a strong supporting aftermarket platform. Over the last twelve months, GFW generated revenues of approximately $34 million, with an EBITDA margin within the Company’s group target range. “The acquisition augments our current materials hauling portfolio by adding a range of specialty vehicles that support the extraction of metals, demand for which is expected to benefit from vehicle electrification and other green initiatives,” said Jennifer L. Sherman, President and Chief Executive Officer. “The transaction provides opportunity for long-term value creation through operational improvement and organic growth initiatives, while also providing a platform for further acquisitions in this space. We are thrilled to welcome Ground Force’s talented team members to the Federal Signal family.” “We are excited to be joining forces with Federal Signal and believe the combination of our two teams represents a natural cultural fit, with both companies exhibiting a shared vision of developing and maintaining strong local community connections,” said Ronald Nilson, Chief Executive Officer and Owner, Ground Force Worldwide. “Over the course of the last few years, we have been approached by several potential buyers, but we actively sought out Federal Signal as the right partner to drive the next phase of our growth, after consulting with other owners of businesses that have been acquired by Federal Signal,” said Luke Stavros, President, Ground Force Worldwide. The Company anticipates completing the transaction during the fourth quarter of 2021 and expects the acquisition to be accretive in the first year. About Federal Signal Federal Signal Corporation (NYSE: FSS) builds and delivers equipment of unmatched quality that moves material, cleans infrastructure, and protects the communities where we work and live. Founded in 1901, Federal Signal is a leading global designer, manufacturer and supplier of products and total solutions that serve municipal, governmental, industrial and commercial customers. Headquartered in Oak Brook, Ill., with manufacturing facilities worldwide, the Company operates two groups: Environmental Solutions and Safety and Security Systems. For more information on Federal Signal, visit: www.federalsignal.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 This release contains unaudited financial information and various forward-looking statements as of the date hereof and we undertake no obligation to update these forward-looking statements regardless of new developments or otherwise. Statements in this release that are not historical are forward-looking statements. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include but are not limited to: direct and indirect impacts of the coronavirus pandemic and the associated government response, economic conditions in various regions, product and price competition, supply chain disruptions, work stoppages, availability and pricing of raw materials, risks associated with acquisitions such as integration of operations and achieving anticipated revenue and cost benefits, foreign currency exchange rate changes, interest rate changes, increased legal expenses and litigation results, legal and regulatory developments and other risks and uncertainties described in filings with the Securities and Exchange Commission. Contact: Ian Hudson, Chief Financial Officer, +1-630-954-2000, ihudson@federalsignal.com